UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2008

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

TOUSA, Inc. (the "Company") failed to make its semi-annual interest payments due January 1, 2008 under $300 million in aggregate principal amount of its 9% Senior Notes due 2010 and $185 million in aggregate principal amount of its 10 ⅜% Senior Subordinated Notes due 2012 (collectively, the "Notes").

The failure to pay interest on such Notes within 30 days of the due date could result in the indebtedness represented by the Notes becoming immediately due and payable and as a result cause other indebtedness of the Company to be accelerated and become immediately due and payable. As previously disclosed, the Company is considering restructuring alternatives.

For a discussion about the Company’s financial and operational position, including the restructuring alternatives being considered, the Company refers you to its filings with the Securities and Exchange Commission ("SEC"), including its (i) Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 filed with the SEC on November 14, 2007, and (ii) press release dated November 14, 2007, filed as exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on November 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

January 2, 2008	By:	Angela Valdes

Name: Angela Valdes
Title: Vice President and Chief Accounting Officer